UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:       April 28, 2004

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number       0-7903

DELAWARE	36-267537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Item 5.                     Others Events and Regulation FD Disclosure.

On April 28, 2004, the Registrant discussed its financial results for the quarter ended March 31, 2004 during a conference call.

Management also disclosed certain information relative to fiscal year 2004, which may be considered important to certain stockholders.  For the nine months ended March 31, 2004, operating profit for the Protect and Direct Group is down $181,000 to $11,293,000 from $11,474,000.  Operating profit for the Inform Group decreased $2,006,000 to a loss of $349,000 from a profit of $1,657,000.  Excluding the results of the two recent acquisitions of Peek Traffic, with operating profit of $401,000, and U.S. Traffic, with an operating loss of $2,051,000, operating profit for the Inform Group on an organic basis is down $357,000 to $1,300,000 from $1,657,000.  Results for the current fiscal year are against a difficult comparison as last year included shipments of over $3,000,000 in large contracts to Ohio and California.

Total backlog as of March 31, 2004 was $24,897,000, an increase of $10,199,000 from last year.  Excluding U.S. Traffic and Peek Traffic, backlog is down $3,926,000 from the prior year, primarily due to lower backlog in the Protect and Direct Group.

The conference call was recorded and is available for replay through Wednesday, May 5, 2004, 12 a.m.  To access the replay, please call 706-645-9291 and enter passcode 6985759; the recorded web cast will also be available at www.quixotecorp.com.

Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 7.                     Financial Statements and Exhibits.

The following Exhibit is included herein:

99                                  Press Release issued by Quixote Corporation, dated April 28, 2004

Item 12.              Results of Operations and Financial Condition.

Attached hereto as Exhibit 99, and incorporated by reference herein, is a press release issued by Quixote Corporation announcing its third quarter fiscal 2004 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	April 28, 2004	/s/ Daniel P. Gorey

DANIEL P. GOREY
Vice President, Chief Financial Officer and Treasurer
(Chief Financial & Accounting Officer)

EXHIBIT INDEX

Exhibits:

99	Press Release issued by Quixote Corporation dated April 28, 2004